UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

––––––––––––––––––––––––––––––––––

SCHEDULE 14A

––––––––––––––––––––––––––––––––––

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Proficient Auto Logistics, Inc.
(Name of Registrant as Specified In Its Charter)

________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Proficient Auto Logistics, Inc.
12276 San Jose Blvd., Suite 426
Jacksonville, FL 32223

Dear Stockholders:

It is with great pleasure that I invite you to our 2026 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 6, 2026 at 11:00 a.m. Eastern Time. Our Annual Meeting will be held in a virtual-only format.

2025 marked our first full year operating as Proficient Auto Logistics (PAL), a significant step in bringing multiple operating companies together under a shared vision. Reflecting on 2025, the automotive market seemingly peaked in March and April ahead of tariff impacts, and the remainder of the year was weaker than our expectations. Despite that, we made significant progress in completing the integration of the five Founding Companies, Auto Transport Group, and Brothers Auto Transport; demonstrated our top-line growth strategies via market share gains and acquisition; set a foundation for ongoing operating ratio reduction into 2026; and improved our leverage and balance sheet position while generating significant free cash flow despite the weaker-than-expected market conditions, all while delivering reliable, quality service to customers nationwide. We’re excited about the future of the business and our enhanced performance capabilities, even as the external market remains similar to our experience over the latter part of last year.

I would also like to take this opportunity to thank John Skiadas, who will be retiring from the Board as of the Annual Meeting. John is the former owner of Delta Automotive Services, LLC, one of our founding companies. John has served on the Board since our initial public offering in 2024 and has been a tremendous asset in integrating our founding companies and transitioning Proficient Auto Logistics into being a public company.

Our formal agenda for the meeting is to vote on the election of directors, to ratify the selection of independent auditors for 2026 and to approve the amendment of the Company’s Third Amended and Restated Certificate of Incorporation. In addition, I will report to you the highlights of 2025 and discuss the outlook for our business in 2026. We will also answer any questions that you may have. Representatives of our independent auditors will be in attendance at the meeting and will be available to answer questions as well.

Whether or not you plan to attend the meeting, your vote on these matters is important to us. Stockholders of record can vote their shares via the Internet, by using a toll-free telephone number or by requesting and completing a proxy card and mailing it in the return envelope provided. If you hold shares through your broker or other intermediary, that person or institution will provide you with instructions on how to vote your shares.

If you are a beneficial holder of our shares, we urge you to give voting instructions to your broker so that your vote can be counted. This is especially important since the Nasdaq Stock Market does not allow brokers to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of shares.

We look forward to seeing you at the meeting.

Richard D. O’Dell
Chief Executive Officer

Proficient Auto Logistics, Inc.
12276 San Jose Blvd., Suite 426
Jacksonville, FL 32223

Notice of 2026 Annual Meeting of Stockholders

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Proficient Auto Logistics, Inc. (“Proficient” or the “Company”) will be a virtual-only meeting to be held on May 6, 2026, at 11:00 a.m. Eastern Time. The purpose of the Annual Meeting is the following:

1.   to elect eight (8) directors to hold office until the 2027 annual meeting and until their successors are duly elected and qualified or until their earlier resignation, removal, incapacity or death;

2.   to ratify the appointment of Grant Thornton LLP as Proficient’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.   to approve the amendment of the Company’s Third Amended and Restated Certificate of Incorporation; and

4.   to transact such other business, if any, as lawfully may be brought before the meeting.

Only stockholders of record at the close of business on March 10, 2026, will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote “FOR” each nominee listed on the enclosed proxy card or voting instruction form and “FOR” all other Company proposals.

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please vote as promptly as possible via the Internet or by telephone in accordance with the instructions in your proxy materials. For further information concerning the individuals nominated by the Board as directors, the proposals being voted upon, and use of the proxy and other related matters, you are urged to read the attached proxy statement in its entirety.

This notice of Annual Meeting of Stockholders and the accompanying proxy statement are first being mailed to stockholders of record on or around April 10, 2026.

Our Annual Meeting will be held in a virtual-only format. The Annual Meeting can be accessed at the following link: https://www.cstproxy.com/proficientautologistics/2026. Additionally, if you cannot attend virtually, you can listen telephonically by dialing 800-450-7155 Conference ID 0545096#.

Jacksonville, Florida	By Order of the Board of Directors,
Date: April 10, 2026
Richard D. O’Dell
Chief Executive Officer

Note About Forward-Looking Statements

This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement, including the Proxy Statement Summary, and Executive Compensation. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Form 10-K for the year ended December 31, 2025 (the “Form 10-K”). Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

This Proxy Statement includes several website addresses and references to additional materials found on those websites. Information contained on, or accessible through, these websites is not a part of this proxy statement, and the inclusion of website addresses in this proxy statement is only an inactive textual reference.

PROXY STATEMENT SUMMARY	1
2026 Annual Meeting Proposals	1
Corporate Governance and Board Highlights	2
Executive Compensation Highlights	2
PROPOSAL NO. 1: ELECTION OF the board of DIRECTORS	3
Board of Directors	6
Director Skills Matrix	10
Risk Oversight	10
Compensation Committee Interlocks and Insider Participation	10
BOARD RESPONSIBILITIES	11
Overview	11
Corporate Governance	11
RELATED PARTY TRANSACTIONS	11
Policies and Procedures for Transactions with Related Persons	11
Related Party Consideration in Connection with the Combinations	12
STOCKHOLDER ENGAGEMENT	12
Stockholder Recommendations and Nominations of Director Candidates	13
Communicating with the Board	13
Indemnification of Directors and Executive Officers	13
Director Compensation	14
EXECUTIVE COMPENSATION	16
2025 Summary Compensation Table	17
Narrative Disclosure to Summary Compensation Table	17
2025 Outstanding Equity Awards at Fiscal Year-End	18
Executive Employment Agreements	18
Equity Compensation Plan Information	20
AUDIT MATTERS	24
Audit Committee Report	24
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25
Independent Registered Public Accounting Firm Fee Information	25
Pre-Approval Policy of Audit and Non-Audit Services	25
PROPOSAL NO. 3: APPROVAL OF AMENDMENT OF THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION to eliminate the supermajority voting requirement	26
Background	26
Text of the Proposed Supermajority Elimination Amendment	27
SECURITY OWNERSHIP	28
Security Ownership of Management	28
Security Ownership of Certain Beneficial Owners	29
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	30
Solicitation and Proposals	30
Casting Your Vote	32
The Meeting	35
Other Questions	36
Other Matters	36
Delinquent Section 16(a) Reports	36
Other Matters for the Annual Meeting	37
Emerging Growth Company Status	37
Stockholder Proposals for Inclusion in Proxy Statement	37
Other Proposals and Nominees	37

- i -

Proficient Auto Logistics, Inc.

12276 San Jose Blvd., Suite 426

Jacksonville, FL 32223

April 10, 2026

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. References to the “Company,” “Proficient,” “we,” “us,” or “our” in this proxy statement refer to Proficient Auto Logistics, Inc. and its subsidiaries as a whole.

2026 Annual Meeting Proposals

		Board Recommendation	Page Reference
Proposal 1:	Election of eight (8) directors to hold office until the 2027 annual meeting and until their successors are duly elected and qualified or until their earlier resignation, removal, incapacity or death.	FOR each of the director nominees set forth in this Proxy Statement	3
Proposal 2:	Ratification of the appointment of Grant Thornton LLP as Proficient’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	25
Proposal 3:	Approval of the amendment of the Company’s Third Amended and Restated Certificate of Incorporation.	FOR	26

Our Board has nominated eight (8) individuals for election as directors at the Annual Meeting of Stockholders (the “Annual Meeting”). All of the nominees are currently serving as members of the Board. We believe each nominee has a wide-ranging set of qualifications, skills and experiences relevant to Proficient’s strategic evolution, including deep expertise in the automotive or transportation industry, public company leadership and corporate governance.

Additional information concerning the composition of our Board and our director nominees can be found under Proposal 1: Election of Directors.

Corporate Governance and Board Highlights

The following are highlights of our corporate governance practices. Please see the sections below entitled “Board of Directors”, “Risk Oversight”, and “Compensation Committee Interlocks and Insider Participation” for more information.

A majority of our directors are independent	Board oversight of environmental, social and governance matters
Stock ownership requirements for directors and named executive officers (“NEOs”)	Regular executive sessions of independent directors
Regular Board and committee meetings with high attendance	Risk oversight by full Board and committees
Code of Business Conduct applicable to all directors, officers and employees	Trading policy that prohibits short-term speculative transactions in hedging and pledging Proficient securities
Majority voting and director resignation policy in uncontested director elections	Clawback Policy applicable to all former and current Section 16 officers
Policy on public company board service (number of additional public company boards of directors limited to three (3))

Executive Compensation Highlights

The following are highlights of our executive compensation practices. Please see the section below, entitled “Executive Compensation” for more information.

Proficient is committed to responsible executive compensation practices that reflect recognized high corporate governance standards. A summary of our notable practices is provided below.

What We Do	What We Don’t Do

▪   Pay-for-performance by aligning a significant portion of NEO compensation with the Company’s overall success and performance

▪   Enforce meaningful stock ownership requirements for executives

▪   Maintain and uphold a robust Clawback Policy

▪   Periodically retain the services of an independent compensation consultant to ensure objectivity and fairness

▪   Engage in continuous stockholder outreach to gather feedback and insights

▪   No single-trigger vesting of equity awards in the event of a change in control

▪   No excise-tax “gross-ups”

▪   No excessive perquisites

▪   No company contributions to nonqualified or supplemental retirement plans

▪   No option repricing without prior stockholder approval

▪   No hedging activities involving Proficient’s securities

PROPOSAL NO. 1: ELECTION OF the board of DIRECTORS

At the Annual Meeting, stockholders will vote on the election of eight (8) director nominees listed on the following pages. The term of the directors expires at the Company’s 2027 annual meeting of stockholders.

Following the recommendation of the Nominating and Corporate Governance Committee, the Company’s Board of Directors (the “Board”) has nominated Richard D. O’Dell, Charles A. Alutto, Douglas L. Col, Brenda Frank, James B. Gattoni, Rohit Lal, Steven F. Lux and John F. Schraudenbach for election at the Annual Meeting. All of these nominees currently serve on the Company’s Board of Directors. John Skiadas, who currently serves on the Company’s Board of Directors, will not be standing for reelection.

If any director nominee is unable to serve, the individuals named as proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. Each nominee has indicated that they will serve if elected. If any director resigns, dies, or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting of stockholders.

Set forth below is information with respect to the nominees for election as directors and incumbent directors.

Our Board recommends a vote FOR the election to the Board for each of the nominees listed below:
Richard D. O’Dell Age 64

Richard D. O’Dell is Chief Executive Officer of the Company. Mr. O’Dell became a member of the Board in 2024. Mr. O’Dell has served as the Non-Executive Chairman of the Board of Directors of Saia since April 2020. Mr. O’Dell served as Chief Executive Officer of Saia from December 2006 until his retirement in April 2020. Mr. O’Dell joined Saia in 1997 and served in various executive and financial positions until his appointment as Chief Executive Officer. Mr. O’Dell also has experience in public accounting as a certified public accountant. Mr. O’Dell graduated with a bachelor’s degree in Accounting from the University of Kansas.

Mr. O’Dell’s industry and accounting expertise and deep understanding of finance in large companies qualify him to serve on our Board.
Charles A. Alutto Age 60

Charles A. Alutto became a member of the Board in 2024. Mr. Alutto has served as an operating executive with The Halifax Group, a private equity company, since October 2021. Mr. Alutto served as Chief Executive Officer of Sierra Lake Acquisition Corp., a blank-check special purpose acquisition corporation, from September 2021 until December 2022. From 2013 through 2019, Mr. Alutto was President and Chief Executive Officer of Stericycle Inc. (NASDAQ: SRCL), or Stericycle, a compliance company that specialized in collecting and disposing of regulated wastes and also provided document destruction services. Mr. Alutto served on Stericycle’s board of directors from 2012 to 2019 and currently serves as an independent board member for several privately held companies. Mr. Alutto has an MBA from St. John’s University and a bachelor’s degree in Finance from Providence College.

Mr. Alutto’s extensive background and leadership experience in various industries make him qualified to serve on our Board.

Douglas L. Col Age 61

Douglas L. Col became a member of the Board in 2024. Mr. Col served as Executive Vice President & Chief Financial Officer of Saia, Inc., a transportation company providing less-than-truckload services across North America, from January 2020 through his retirement as Chief Financial Officer in May 2024. Mr. Col joined Saia in 2014 as Vice President and Treasurer. Prior to joining Saia, Mr. Col was a Director in the transportation investment banking group at Cowen and Company from 2012 to 2013. From 2006 to 2011, Mr. Col was an equity analyst at Wellspring Management, where he focused on industrial and transportation sectors. Mr. Col was a fund manager at Red Rock Partners from 2004-2006. Mr. Col is a current member of the board of directors of Knight-Swift Transportation Holdings Inc. (NYSE: KNX), a diversified freight transportation company. Mr. Col received his MBA from Vanderbilt University — Owen Graduate School of Management in 1994 and spent 10 years at Morgan Keegan & Company, where he was a Managing Director focused on transportation equities. Mr. Col also has a bachelor’s degree in Civil Engineering from the Georgia Institute of Technology.

Mr. Col’s over 20 years of experience in finance, operations, strategy and corporate development in transportation-related industries make him qualified to serve on our Board.
Brenda R. Frank Age 56

Brenda R. Frank became a member of the Board in 2024. Ms. Frank is the current Group Senior Vice President of Human Resources at Ross Stores, Inc. (NASDAQ: ROST). Since joining Ross Stores in 2018, she has leveraged her extensive experience in human capital management and legal affairs. Previously, she served as Chief People Officer at Stericycle (NASDAQ: SRCL) from 2016 to 2018, where she led the integration of the Shred-it acquisition. From 2010 to 2016, she held the position of Executive Vice President of Human Resources, Franchise Relations, General Counsel & Secretary at Shred-it. Earlier in her career, she served as Senior Vice President and General Manager of Human Resources (HR) at Itochu International Inc., the North American flagship of ITOCHU Corporation, overseeing HR operations for investments in a variety of industries. She began her career practicing law at Wilson Sonsini Goodrich & Rosati and Proskauer Rose LLP. Ms. Frank holds a J.D. from the New York University School of Law and graduated magna cum laude with a B.S. in Accounting from the State University of New York at Albany.

Ms. Frank’s experience in human resources, working for public companies and legal expertise make her qualified to serve on our Board.
James B. Gattoni Age 64

James B. Gattoni became a member of the Board in 2024. Mr. Gattoni served as President and Chief Executive Officer of Landstar System, Inc. (NASDAQ: LSTR) (“Landstar”), a worldwide, technology-enabled, asset-light provider of integrated transportation management solutions from 2015 until his retirement in 2024. From November 1995 through June 2024, Mr. Gattoni served in various capacities for Landstar, including as chief financial officer from 2007 through 2013 and President and CFO in 2014. Prior to joining Landstar, Mr. Gattoni was a certified public accountant in audit with KPMG for approximately eight years. Mr. Gattoni also serves on the board of a privately held truck brokerage business. Mr. Gattoni received a bachelor’s degree in Accounting from Ramapo College.

Mr. Gattoni’s 29 years of management and financial experience in the transportation industry make him qualified to serve on our Board.

Rohit Lal Age 65

Rohit Lal became a member of the Board in 2026. Mr. Lal currently serves as Executive Vice President, IT Strategy for Saia, Inc. (“Saia”), a public logistics company based in Atlanta, where he leads IT teams to develop and deliver enterprise-wide solutions from applications to analytics. Mr. Lal joined Saia in 2021, and has led the co-development of cloud-based applications to optimize supply chain delivery solutions and established data privacy and NIST-based cybersecurity programs through a combination of training, process changes and technology tools. Prior to Saia, Mr. Lal held the role of Director of Enterprise Architecture for CONA Services, an IT shared services company co-owned by The Coca-Cola Company and the twelve largest Coca-Cola Bottlers in North America. He joined The Coca-Cola Company in 2008 and served in a variety of roles during his tenure, with ranging responsibilities including implementing end-to-end SAP-centric sales, manufacturing, warehousing and route planning solutions. Before joining The Coca-Cola Company, Mr. Lal led various business development initiatives and ERP value-realization engagements at mid-market and global companies across multiple industries as the CEO and Founder of AceTrack, Inc. and in various sales and consulting roles at QAD. Mr. Lal earned a bachelor of science in Chemical Engineering from the Indian Institute of Technology.

Mr. Lal’s experience in IT and enterprise-wide solutions from applications to analytics in the transportation industry make him qualified to serve on our Board.
Steven F. Lux Age 68

Steven F. Lux became a member of the Board in 2024. Mr. Lux is a Founder and Managing Partner at Topmark Partners, a growth equity firm based in Tampa, Florida, which spun out of Stonehenge Capital in 2013. Mr. Lux was a director of, and an investor in, Proficient Auto Transport from 2004 until its sale to the Company in May 2024. From November 1998 through June 2013, Mr. Lux was a Managing Director of Stonehenge Capital, a growth equity fund. Prior to 1998, Mr. Lux spent 17 years with Bank One and its predecessor in Dallas, where he led a team of commercial lenders that focused on and originated over $500 million of middle-market buyouts and financed technology-enabled businesses. He later joined Bank One’s Capital Markets Group, where he originated venture capital, private equity, and corporate finance transactions throughout Texas and the Southwest. Mr. Lux has both an MBA in Finance and Accounting and a bachelor of arts in Economics from Tulane University.

Mr. Lux’s experience in finance, accounting and maximizing efficiencies make him qualified to serve on our Board.
John F. Schraudenbach Age 66

John F. Schraudenbach became a member of the Board in 2024. Mr. Schraudenbach has served as our Audit Committee chair since the closing of our IPO. Mr. Schraudenbach is a partner with The Goodwin Group, an executive retained search firm. Prior to joining Goodwin, Mr. Schraudenbach held various positions at Ernst & Young for 37 years, until his retirement in June 2019. Mr. Schraudenbach serves on the board of OneWater Marine (ONEW), which is a boat retailer where he is the Lead Independent Director. He also serves on the board of Printpack, Inc., a private manufacturer of packaging materials for consumer products and other industries. Mr. Schraudenbach also serves on the University of Georgia Foundation Board as well as various other civic organizations. Mr. Schraudenbach received both a bachelor and master of Accounting from the University of Georgia. He was a certified public accountant.

Mr. Schraudenbach’s substantial financial and business expertise make him qualified to serve on our Board of Directors.

Board of Directors

Overview

Our business and affairs are managed under the direction of our Board. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. The Nominating and Corporate Governance Committee works with the Board on an annual basis to evaluate the Board as a whole and its individual members in light of the needs of the Board, including the extent to which the current composition of the Board reflects a wide-ranging mix of knowledge, experience, skills, viewpoints, tenures and backgrounds.

Our Board believes that a balance of director experience, skills, diversity and tenure is a strategic asset to our stockholders. Our Board further believes that our current director nominees meet the criteria described in the Company’s Corporate Governance Guidelines and collectively exhibit the diversity and depth and breadth of experience necessary to contribute to an engaged board that is capable of effectively and thoughtfully overseeing the Company’s management.

Our By-laws empower our Board to fix the number of directors and appoint persons to fill any vacancies on the Board until the next annual meeting.

Leadership

One of our Board’s key responsibilities is to determine an optimal leadership structure in order to provide effective oversight of management and operate a fully engaged, high-quality Board. The Board understands that no single approach to Board leadership is universally accepted and that the appropriate leadership structure may vary based on a company’s size, industry, operations, history and culture. With this in mind, the Nominating and Corporate Governance Committee evaluates the Board’s leadership structure on a regular basis.

The Company’s By-laws and Corporate Governance Guidelines do not require that the positions of Board Chair and CEO be separate but, rather, permit the Board to determine the most appropriate leadership structure for the Company at any given time and give the Board the ability to choose a Chair that it deems best for the Company. If the offices of Chairperson and Chief Executive Officer are held by the same person, the independent directors of the Board will designate a Lead Independent Director. By retaining flexibility to adjust the Company’s leadership structure, the Board believes that it is best able to provide for appropriate management and leadership of the Company as circumstances warrant.

At present, the Board has determined that combining the positions of CEO and Chair is the most appropriate leadership structure for the Company, with Mr. O’Dell serving as the CEO and Board Chair. The independent members of the Board designated Mr. Gattoni as the Lead Independent Director. The Board believes the current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chairman and CEO, while enabling the Lead Independent Director to facilitate the Board’s independent oversight of management, promote communication between management and the Board, and support the Board’s consideration of key governance matters.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, including family relationships, our Board has determined that Messrs. Alutto, Col, Gattoni, Lal, Lux and Schraudenbach and Ms. Frank are independent. In making these determinations, our Board considered the current and prior relationships that each nonemployee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Security Ownership of Management.”

Committees of Our Board of Directors

Since May 13, 2024, the date of the completion of our initial public offering (the “IPO”), our Board has had three standing committees that perform certain delegated functions on behalf of the Board. The three standing committees are: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees as it deems necessary or appropriate from time to time. The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Each committee has a written charter that satisfies the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the Nasdaq Stock Market, all of which are posted to our website at www.proficientautologistics.com.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Richard O’Dell
Charles Alutto
Douglas Col
Brenda Frank
James Gattoni
Rohit Lal
Steven Lux
John Schraudenbach
John Skiadas(1)
Meetings Held in 2025	8	4	4
Chair	Member

(1)     Mr. Skiadas is not standing for reelection at the Annual Meeting but will remain on the Board through the date of the Annual Meeting.

Information in the table above reflects our Board and committee meetings as of and for the year ended December 31, 2025, and Board and committee composition as of March 10, 2026 (the “Record Date”).

Audit Committee

Our Audit Committee consists of Messrs. Schraudenbach (Chair), Alutto, Gattoni and Lal, each of whom our Board, upon the recommendation of our Nominating and Corporate Governance Committee, has determined satisfies the independence requirements under the listing standards of the Nasdaq Stock Market and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has determined that each of Messrs. Schraudenbach, Alutto and Gattoni is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Nominating and Corporate Governance Committee and the Board examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered accounting firm. Specific responsibilities of our Audit Committee include:

■    helping our Board oversee our corporate accounting and financial reporting processes;

■    managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

■    discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;

■    developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

■    reviewing and overseeing related person transactions;

■    obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

■    approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our Compensation Committee consists of Messrs. Gattoni (Chair), Col and Schraudenbach and Ms. Frank. Our Board has determined that each member of our Compensation Committee is independent under the listing standards of the Nasdaq Stock Market and SEC rules and regulations.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers and directors. Specific responsibilities of our Compensation Committee include:

■    reviewing and recommending to our Board the compensation of our chief executive officer;

■    reviewing and approving the compensation of our executive officers, other than our chief executive officer;

■    reviewing and recommending to our Board the compensation paid to our directors;

■    administering our equity incentive plans and other financial benefit programs;

■    reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit-sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers; and

■    reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation strategy, including base salary, incentive compensation and equity-based grants, in order to assure that they promote stockholder interests and support our strategic objectives, and that they provide for appropriate rewards and incentives for our management and employees.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Alutto (Chair), Col, Lal and Schraudenbach and Ms. Frank. Our Board has determined that Messrs. Alutto, Col, Lal and Schraudenbach and Ms. Frank are independent under the listing standards of the Nasdaq Stock Market.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

■    identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

■    considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;

■    instituting plans or programs for the continuing education of our Board and orientation of new directors;

■    reviewing policies on risk assessment and risk management;

■    reviewing, evaluating and recommending to our Board succession plans for our executive officers;

■    developing and making recommendations to our Board regarding corporate governance guidelines and matters; and

■    overseeing periodic evaluations of the Board’s performance.

Director Skills Matrix*

	Charles Alutto	Douglas Col	Brenda Frank	James Gattoni	Rohit Lal	Steven Lux	John Schraudenbach	Richard O’Dell
Executive Leadership	X	X	X	X	X	X	X	X
Finance/Accounting	X	X		X		X	X	X
Human Capital Management/Talent	X		X	X		X		X
Corporate Governance	X	X	X	X		X	X	X
Sustainability/Corporate Responsibility	X	X	X	X		X	X	X
Relevant Business Experience	X	X	X	X	X	X		X
M&A	X	X	X	X		X	X	X
Risk and Compliance Oversight	X	X	X	X	X	X	X	X
Legal & Regulatory			X				X
Technology and Cybersecurity					X
Innovation					X

*        Reflects the anticipated composition of the Board at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board.

Risk Oversight

Our Nominating and Corporate Governance Committee is responsible for overseeing our risk management process. The Nominating and Corporate Governance Committee focuses on our enterprise risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Nominating and Corporate Governance Committee reports any significant issues to the Board as part of the Board’s general oversight responsibility. Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serve, or has served during the last completed fiscal year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

BOARD RESPONSIBILITIES

Overview

Our Board oversees our business and monitors the performance of management. The directors keep themselves up to date on the Company by discussing matters with the chief executive officer, chief operating officer and chief financial officer and other key executives and our principal external advisors, such as outside legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that are provided regularly and by participating in Board and committee meetings.

The Company holds regular Board meetings. The Board met seven times in 2025, either in-person or virtually. The Board may hold telephonic sessions on various topics. All of our directors attended at least 75% of the aggregate number of meetings of the Board and the standing committees on which they served during the year ended December 31, 2025. All of our directors who were members of our Board at the time of the 2025 annual meeting attended the annual meeting.

Corporate Governance

In exercising its fiduciary duties, the Board is committed to strong corporate governance, as reflected through its policies and practices. We review annually, internally and with the Board, the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and Nasdaq’s listing standards regarding corporate governance policies and processes, and we are in compliance with the rules and listing standards. The Company has adopted Corporate Governance Guidelines that provide the framework for the Board’s governance and cover issues such as the Board’s responsibilities, director qualification standards (including independence), director responsibilities and Board self-evaluations. The Board regularly meets in executive session without the presence of management or the chief executive officer. The Board reviews regularly our policies, practices and processes in the context of current corporate governance trends, stockholder feedback, regulatory changes and recognized best practices, revising such policies when appropriate. Each of the Company’s Board committees, which include the Audit, Compensation, and Nominating and Corporate Governance Committees, has adopted a charter defining their respective purposes and responsibilities. Additionally, we require compliance with our Code of Business Conduct policy, applicable to all of our employees and directors.

Copies of our governance documents, including our Corporate Governance Guidelines, Code of Business Conduct and each committee charter, are available on our website located at www.proficientautologistics.com under “Investor Relations — Governance — Documents & Charters.”

RELATED PARTY TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

The Board adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) involving an amount that exceeds $120,000 in which we are a participant and in which a “related person” has a material interest. Transactions involving compensation for executive officers and directors that have been approved by the Board are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a beneficial owner of more than 5% of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit

Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In evaluating related-person transactions, our Audit Committee or another independent body of our Board considers the relevant available facts and circumstances, including, but not limited to:

■    the risks, costs and benefits to us;

■    the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

■    the terms of the transaction;

■    the availability of other sources for comparable services or products; and

■    the terms available to or from, as the case may be, unrelated third parties.

Related Party Consideration in Connection with the Combinations

Related Party Employment Arrangements

On May 13, 2024, we completed our IPO. Prior to the IPO, we had entered into agreements to acquire in multiple, separate acquisitions (the “Combinations”) five operating businesses and their respective affiliated entities, including Delta Automotive Services, Inc. (“Delta”). In connection with the Combinations, we agreed to employ John Skiadas, the sole stockholder of Delta, as Vice President East reporting to our President and Chief Operating Officer with an annual salary of $300,000. On January 26, 2025, the Company, Delta and Mr. Skiadas entered into a consulting agreement (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Mr. Skiadas transitioned into an advisory role in order to provide assistance in transitioning responsibilities and workstreams to facilitate Delta’s integration into the Company, among other services. The term of the Consulting Agreement was from December 16, 2024 through February 28, 2025. As compensation for the services provided, Mr. Skiadas received a base salary at the annual rate of $250,000 (“Base Salary”), retirement, health, welfare and other fringe benefits comparable to those of other employees of Delta. The Consulting Agreement further provided that the Board would nominate Mr. Skiadas for reelection to the Board at the Company’s 2025 annual meeting of stockholders. Mr. Skiadas received the Base Salary until August 28, 2025, which payment was in lieu of any severance pay otherwise payable to Mr. Skiadas, pursuant to prior agreements between Mr. Skiadas, the Company and Delta.

STOCKHOLDER ENGAGEMENT

Our Board is committed to acting in the best interests of the Company’s stockholders and views ongoing dialogue with stockholders as a critical component of the Company’s corporate governance program. Our Board believes such ongoing dialogue promotes transparency, improves understanding of stockholder perspective and increases accountability. We maintain an active and broad-based stockholder outreach program, communicating with and seeking input from stockholders on issues of importance to them, including a variety of topics related to our corporate governance practices, executive compensation and business strategy.

Stockholder Recommendations and Nominations of Director Candidates

The Nominating and Corporate Governance Committee will consider a stockholder’s recommendation for directors by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources, but the Nominating and Corporate Governance Committee has no obligation to recommend such candidates for nomination by the Board. To have a director recommendation evaluated by the Nominating and Corporate Governance Committee, a stockholder should provide timely notice of their recommendation with the biographical and background materials set forth in Section 2.12 of our By-laws related to director nominations. Stockholder recommendations for directors should be mailed to: Corporate Secretary, Proficient Auto Logistics, Inc., 12276 San Jose Blvd., Suite 426, Jacksonville, FL 32223. No person recommended by a stockholder will become a Company nominee for director and be included in the Company’s proxy statement unless the Nominating and Corporate Governance Committee recommends, and the Board approves, such person.

If a stockholder desires to nominate a person for election as director at a stockholders’ meeting, that stockholder must comply with Section 2.12 of our By-laws, which requires, among other things, notice of not more than 120 days nor less than 90 days in advance of the anniversary of the date of the proxy statement provided in connection with the previous year’s annual meeting of stockholders. For more information, see the section entitled “Other Proposals and Nominees.”

Communicating with the Board

Our Board, based on the recommendation of the Nominating and Corporate Governance Committee, provides a process for stockholders, employees or other interested parties to send communications to our Board. Stockholders, employees or other interested parties wanting to contact the Board or any individual director may send written communications to the Board by email at investor.relations@proautologistics.com or by mail c/o Corporate Secretary, Proficient Auto Logistics, Inc., 12276 San Jose Blvd., Suite 426, Jacksonville, Florida 32223. Communication with the Board may be anonymous. The Secretary will forward all communications addressed to the Board to the Lead Independent Director, who will then determine when it is appropriate to distribute such communications to other members of the Board or to management.

Indemnification of Directors and Executive Officers

We have entered into agreements to indemnify our directors and certain of our officers in addition to the right to indemnification provided to such persons in our certificate of incorporation and By-laws. These agreements will, among other things, require us to indemnify these individuals to the fullest extent permitted under Delaware law, including for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by any such person as a director or officer of our Company or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise if any such person serves in such capacity at our request. We also intend to enter into indemnification agreements with our future directors and executive officers.

Director Compensation

The table below shows all compensation paid to each individual who served as a non-employee member of the Board during 2025 for their services as directors in 2025, other than Mr. Skiadas, who did not receive any compensation in 2025 for his services as a director. Mr. Lal joined the Board effective as of February 26, 2026.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Charles Alutto	$60,000	$75,000	$135,000
Douglas Col	50,000	75,000	125,000
Brenda Frank	50,000	75,000	125,000
James Gattoni	80,000	75,000	155,000
John Schraudenbach	65,000	75,000	140,000
Steven Lux	37,500	75,000	112,500

(1)     The amounts reported represent the aggregate grant date fair value of the restricted stock units (“RSUs”) awarded to the non-employee directors in the year ended December 31, 2025, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation (Topic 718).” Such grant date fair values do not take into account any estimated forfeitures. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value actually received by the non-employee directors or that may be received by the non-employee directors upon the sale of the underlying shares of Common Stock.

As of December 31, 2025, each director held RSUs as shown below.

Name	Number of Shares Underlying RSUs(1)
Charles Alutto	9,135
Douglas Col	9,135
Brenda Frank	9,135
James Gattoni	9,135
John Schraudenbach	9,135
Steven Lux	9,481

(1)     The RSUs vest on May 6, 2026 and convert into Common Stock on a one-for-one basis.

Non-Employee Director Compensation

Under our director compensation program, each new non-employee director elected to the Board is granted an initial, one-time grant of shares of common stock under the 2024 Plan (as defined below) in the form of RSUs (based on the fair market value on the date of grant) equal to $75,000 (prorated based on the effective date of the director’s appointment), which vests on the date of the next succeeding annual meeting of stockholders.

On the date of each annual meeting of stockholders, each non-employee director receives an annual equity award with a value of $75,000, which vests on the date of the next succeeding annual meeting of stockholders. In addition to these equity awards, we pay our non-employee directors an annual cash retainer for service on the Board of $50,000. The lead director is paid an additional cash retainer of $20,000 per year, the chair of the Audit Committee is paid an additional cash retainer of $15,000 per year and the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee are each paid an additional cash retainer of $10,000 per year.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Directors and committee meetings. This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Non-Executive Director Stock Ownership Requirements

Our Corporate Governance Guidelines require non-executive directors to own shares of our common stock equal to two times the directors’ annual compensation (based on the fair market value of our common stock). Each non-executive director has until the fifth anniversary of his or her initial election to the Board to achieve this minimum. Non-executive directors may not sell any shares paid to them as board compensation unless they meet the foregoing minimum ownership thresholds at the time of sale, other than shares sold or withheld to pay taxes on a prior year’s compensation.

EXECUTIVE COMPENSATION

Executive Officer Minimum Stock Ownership Guidelines

To align the interests of our executive officers with the long-term interests of our stockholders, our executive officers must maintain an ownership level in our common stock equal to three times such executive officer’s annual base salary and bonus (based on the fair market value of our common stock). Each executive officer has until the fifth anniversary of his or her initial appointment to achieve this minimum ownership threshold. Executive officers may not sell any shares paid to them as compensation unless they meet the foregoing minimum ownership thresholds at the time of sale, other than shares sold or withheld to pay taxes on a prior year’s equity compensation. As of the Record Date, all of our executive officers were in compliance with our stock ownership guidelines.

Clawback Policy

We have adopted a clawback policy that allows us to recoup certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws. The Clawback Policy is included as an exhibit to the Form 10-K.

Insider Trading Policy

We have adopted an insider trading policy applicable to our directors, officers and employees and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq Stock Market LLC listing standards. The insider trading policy is included as an exhibit to the Form 10-K.

Hedging Prohibitions

Our insider trading policy covering employees, officers and directors of the Company prohibits any of such individuals from engaging in short sales of Company securities (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery), transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities) and hedging transactions and all other similar forms of monetization transactions. For purposes of this policy, hedging includes the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or engaging in any other transaction, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of company securities.

Share Pledging

Our insider trading policy covering employees, officers and directors of the Company prohibits any of such individuals from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Equity Grants

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

2025 Summary Compensation Table

Our NEOs for the year ended December 31, 2025 include our Chief Executive Officer, our President and Chief Operating Officer and our Chief Financial Officer.

The following table presents the compensation awarded to, earned by or paid to each of our NEOs for the year ended December 31, 2025.

Name and Principal Position		Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard D. O’Dell Chairman and Chief Executive Officer	2025	$650,000	$ —	$ —	$ 225	$ 650,225
	2024	650,000(1)	—	18,187,980	—	18,837,980
Amy Rice President and Chief Operating Officer	2025	500,000	—	—	9,250	509,250
	2024	168,663	—	1,325,000	3,059	1,496,723
Brad Wright Chief Financial Officer	2025	450,000	—	—	31,174	481,174
	2024	189,862	75,000	1,325,000	16,630	1,606,492

(1)     Mr. O’Dell’s base salary for the twelve months ending May 13, 2024 was paid in 2024, pursuant to the terms of his employment agreement.

(2)     No discretionary cash bonuses were paid in 2025 or 2026 with respect to performance in 2024 or 2025, respectively, as the Company did not meet the financial performance targets set by the Board. Mr. Wright was paid a one-time transaction success bonus of $75,000 during 2024 upon completion of the Company’s IPO.

(3)     In connection with the IPO, Mr. O’Dell received an award of 1,212,532 RSUs (equal to five percent of our then-outstanding shares on a fully diluted basis (other than shares reserved for issuance under the 2024 Plan)), and Mr. Wright received an award of 88,333 RSUs. These awards were approved by the pre-IPO Board of Directors. None of our current Board of Directors were members of our pre-IPO Board of Directors. Ms. Rice received an award of 64,666 RSUs in connection with the execution of her employment agreement. See “— Executive Employment Agreements.” The amounts reported represent the aggregate grant date fair value of RSUs awarded to the NEOs in 2024, calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting of the applicable awards.

(4)     The amounts reported in “All Other Compensation” include: Mr. Wright — $30,000 in 2025 and $16,630 in 2024 for housing reimbursement, in accordance with his Employment Agreement.

Narrative Disclosure to Summary Compensation Table

See below under “— Executive Employment Agreements” for the material terms of each NEO’s employment agreement and the material terms of grants of RSUs.

2025 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2025.

Name	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Richard D. O’Dell	646,685	$6,234,043
Amy Rice	43,111	415,590
Brad Wright	58,889	567,690

(1)     The market value of RSUs that have not vested is based on the number of unvested RSUs outstanding multiplied by $9.64, which was the closing price of our Common Stock on the Nasdaq Stock Market on December 31, 2025.

Executive Employment Agreements

In connection with the IPO, we negotiated employment agreements with each of Messrs. O’Dell and Wright. Pursuant to such agreements, each executive commenced employment with us effective upon the closing of the IPO. In connection with Ms. Rice’s hiring in August 2024, we negotiated an employment agreement with her. The employment agreements established initial base salaries and annual cash bonuses to be effective following the IPO and hiring date, respectively. Any increases to base salary or annual bonus opportunities after the periods provided in the employment agreements will be determined by our Compensation Committee.

The annual base salaries of the executives are as follows: Mr. O’Dell — $650,000, Ms. Rice — $500,000 and Mr. Wright — $375,000. Mr. Wright’s annual salary was increased to $450,000 effective February 1, 2025.

For the year ended December 31, 2025, Mr. Wright and Ms. Rice were eligible to receive an annual cash bonus equal to the percentage of their salaries set forth below, based upon the Company meeting certain financial performance targets to be set by the Board:

Percent of Financial Performance Target	Percent of Base Salary
Less than 80%	0%
80 – 99	20
100 – 114	40
115 – 129	55
130 – 144	70
145 – 159	85
160 or greater	100

Upon Mr. O’Dell’s completion of two years of continuous employment with the Company, the Board will consider whether he may become eligible to receive additional awards under the 2024 Plan (described in greater detail below) with target award values, performance metrics, and vesting conditions to be determined and approved by the Board.

In connection with the IPO, Mr. O’Dell received an initial award of 1,212,532 RSUs (equal to five percent of our then-outstanding shares on a fully diluted basis (other than shares reserved for issuance under the 2024 Plan)). Of this total, 404,177 of the RSUs vested immediately, 161,671 RSUs vested on May 13, 2025 (the first anniversary of the completion of the IPO), and the remaining 646,685 RSUs will vest equally on each of May 13, 2026, 2027, 2028 and 2029 (the second, third, fourth, and fifth anniversaries of the IPO), subject to Mr. O’Dell’s continued employment with us; provided, however, that vesting will accelerate in the event of Mr. O’Dell’s retirement (as defined in the applicable award agreement) on or after the second anniversary of the completion of the IPO. Mr. O’Dell’s employment agreement and the award of RSUs was negotiated and approved by our pre-IPO Board of Directors. None of the members of our current Board of Directors were members of our pre-IPO Board of Directors. On August 14, 2025, the Company and Mr. O’Dell entered into an amendment to his employment agreement that clarifies when Mr. O’Dell’s retirement would result in an acceleration of the vesting of his RSUs. Pursuant to the terms of the amendment, a “Qualifying Retirement” will occur upon Mr. O’Dell’s retirement and upon a determination by the Compensation Committee to treat such retirement as a Qualifying Retirement.

In connection with the IPO, Mr. Wright also received an award of RSUs in the amount of 88,333 RSUs (equal to $1,325,000, based on the $15.00 IPO price of our common stock). Of this total, 29,444 of the RSUs vested on May 13, 2025 (the first anniversary of the completion of the IPO), and the remaining 58,889 RSUs will vest on each of May 13, 2026 and 2027 (the second and third anniversaries of the completion of the IPO), generally subject to Mr. Wright’s continued employment with us.

Each of Mr. O’Dell’s and Mr. Wright’s employment agreement has an initial term of three years (beginning on May 13, 2024), unless terminated by either party prior to the end of such initial term. Each agreement also may be terminated upon the death or disability of the executive or for “cause” upon notice by the Company to the executive. The employment agreements provide that if the executive is terminated without cause or resigns for “good reason,” such executive will be paid a severance amount in accordance with our regular pay schedule equal to the annual base salary paid to such executive for the following periods: Mr. Wright — one year and Mr. O’Dell — one year (not to exceed $650,000). Mr. O’Dell will also become immediately vested in the unvested portion(s) of his initial award of restricted shares of common stock or RSUs. The employment agreements contain covenants not to compete with us and covenants not to solicit our employees or customers for a period of two years following termination of the agreements.

On August 14, 2024, the Company entered into an executive employment agreement with Ms. Rice, pursuant to which she joined the Company as President and Chief Operating Officer. Ms. Rice’s employment agreement has a three-year term beginning on August 14, 2024, with successive one-year renewals by mutual written agreement. Pursuant to the employment agreement, Ms. Rice receives an annual base salary of $500,000, subject to annual review. Ms. Rice will also be eligible for an annual cash bonus equal to the percentage of her salary set forth in the table above, based upon the Company meeting certain financial performance targets to be set by the Board. Ms. Rice must remain employed through the last day of the calendar year in order to receive the annual bonus for such year.

Ms. Rice received a one-time award of 64,666 RSUs with a value equal to $1,325,000 (based on the closing price of one share of Company stock on the date of grant). Of this total, 21,555 of the RSUs vested on August 14, 2025 (the first anniversary of the date of grant), and the remaining 43,111 RSUs will vest in equal annual installments on each of August 14, 2026 and 2027 (the second and third anniversaries of the date of grant), subject to Ms. Rice’s continued employment with us.

Subject to the signing of a release and compliance with the terms of the employment agreement, in the event of a termination of Ms. Rice’s employment either without “cause” (as defined in the employment agreement) or for “good reason” (as defined in the employment agreement), Ms. Rice will be entitled to “severance pay” equal to one year of her base salary plus a prorated bonus equal to 40% of her base salary.

Under the terms of her employment agreement, Ms. Rice is subject to ongoing confidentiality and non-disparagement obligations, a 24-month noncompetition covenant, a 24-month non-solicitation of employees of the Company covenant (including former employees or consultants within the six-month period prior to the solicitation), and a 24-month non-solicitation of customers of the Company covenant.

Equity Compensation Plan Information

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and/or other equity-based awards helps us to attract, retain and motivate employees and directors, and encourages them to devote their best efforts to our business and financial success. The principal features of our equity incentive plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans, which are filed as exhibits to the Form 10-K.

The following table summarizes, as of December 31, 2025, the equity compensation plan under which we may issue equity securities of the Company.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$ —	—
Equity compensation plans not approved by security holders	967,225	—	971,777
Total	967,225	$ —	971,777

2024 Long-Term Incentive Plan

Types of Awards. Our 2024 Long-Term Incentive Plan (the “2024 Plan”) provides for the grant of incentive stock options (“ISOs”) to employees, including employees of any parent or subsidiary, and for the grant of non-statutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, RSU awards, performance awards and other forms of stock awards to employees and directors, including employees of our affiliates.

Authorized Shares. Initially, the maximum number of shares of our common stock that may be issued under our 2024 Plan will not exceed 3,260,000 shares. The maximum number of shares of our common stock that may be issued on the exercise of ISOs under our 2024 Plan is 3,260,000. During the year ended December 31, 2025, 98,196 shares of RSUs were issued pursuant to the 2024 Plan, which shares are subject to vesting requirements. As of the date of this proxy statement, 626,518 shares of common stock are available for future grants under our 2024 Plan.

Shares subject to stock awards granted under our 2024 Plan that expire or terminate without being exercised in full do not reduce the number of shares available for issuance under our 2024 Plan. Additionally, shares become available for future grants under our 2024 Plan, if they were stock awards issued under our 2024 Plan and we repurchase them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

Plan Administration. Our Board, or a duly authorized committee of our Board, administers our 2024 Plan. Our Board may also delegate to one or more persons or bodies the authority to do one or more of the following: (i) designate recipients (other than officers) of specified stock awards, provided that no person or body may be delegated authority to grant a stock award to themselves; (ii) determine the number of shares subject to such stock award; and (iii) determine the terms of such stock awards. Under our 2024 Plan, our Board has the authority to determine and amend the terms of awards and underlying agreements, including:

■    the recipients;

■    the exercise, purchase or strike price of stock awards, if any;

■    the number of shares subject to each stock award; and

■    the vesting schedule applicable to the awards, together with any vesting acceleration.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2024 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2024 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates, unless (i) the option exercise price is at least 110% of the fair market value of the stock, subject to the option on the date of grant and (ii) the option is not exercisable after the expiration of five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock units are granted under RSU award agreements adopted by the plan administrator. Restricted stock units may be granted in consideration for any form of legal consideration that may be acceptable to our Board and permissible under applicable law. Additionally, dividend equivalents may be credited in respect of shares covered by an RSU. Except as otherwise provided in the applicable award agreement, RSUs that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us, or any other form of legal consideration that may be acceptable to our Board and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of our common stock held by the participant that have not vested as of the date that the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2024 Plan vests at the rate specified in the stock appreciation rights agreement, as determined by the plan administrator.

Performance Awards. The 2024 Plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of our stock, cash, or other property will be issued or paid only following the achievement of certain preestablished performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any one of, or combination of, the following, as determined by the plan administrator: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; share price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pretax profit; operating cash flow; sales or revenue targets; increases in revenue; expenses and cost-reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholder’s equity; capital expenditures; debt levels; operating profit or net operating profit; growth of net income or operating income; improvement of operating ratio; billings; stockholder liquidity; corporate governance and compliance; personnel matters; budget management; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysis and communication; strategic partnerships or transactions; individual performance goals; corporate development and planning goals; and other measures of performance selected by the plan administrator.

Factors considered in setting performance targets and any applicable adjustments are set forth (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established. In connection with any performance award, we may include adjustments as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the amortization of goodwill and intangible assets and any impairment charges that are required to be recorded under generally accepted accounting principles. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the 2024 Plan, (ii) the class and maximum number of shares that may be issued on the exercise of ISOs, and (iii) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Changes in Control. The following applies to stock awards under the 2024 Plan in the event of a change in control, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a change in control, other than a dissolution or liquidation that qualifies as a change in control, any stock awards outstanding under the 2024 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by participants, the occurrence of a change in control shall have the effect, if any, with respect to any award as set forth in the participant’s award agreement or, to the extent not prohibited by the 2024 Plan or the participant’s award agreement, as provided by our Board.

In the event of a dissolution or liquidation that qualifies as a change in control, all outstanding stock awards (other than stock awards consisting of vested and outstanding shares of common stock not subject to a forfeiture condition or our right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of common stock subject to our repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by us, notwithstanding the fact that the stock award is held by a participant whose continuous service has not terminated prior to the effective time of the dissolution or liquidation. However, the plan administrator may provide, in its sole discretion, that some or all of such stock awards become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such stock awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

Under the 2024 Plan, a change in control is defined to include: (i) the acquisition by any person or company of more than 50% of either our then-outstanding stock or the combined voting power of our then-outstanding stock; (ii) a consummated reorganization, merger, consolidation acquisition, share exchange, or similar transaction in which our stockholders immediately before the transaction do not own more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity); (iii) a complete dissolution or liquidation providing for the sale or distribution of substantially all of our assets; (iv) a consummated sale of all or substantially all of our assets; and (v) an unapproved change in the majority of the Board.

Transferability. A participant may not transfer stock awards under our 2024 Plan, other than by will, the laws of descent and distribution or as otherwise provided under our 2024 Plan.

Plan Amendment or Termination. Our Board has the authority to amend, suspend, or terminate our 2024 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date that our Board adopted our 2024 Plan. No stock awards may be granted under our 2024 Plan while it is suspended or after it is terminated.

AUDIT MATTERS

Audit Committee Report

Our management prepares our consolidated financial statements in accordance with GAAP and is responsible for the financial reporting process that generates these statements. The Audit Committee has reviewed and discussed our audited financial statements with management. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and for performing an assessment of the effectiveness of internal control. Grant Thornton LLP is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee, on behalf of the Board, monitors and reviews these processes, acting in an oversight capacity, relying on the information provided to it and on the representations made to it by our management, Grant Thornton LLP and other advisors.

In connection with its audit of our financial statements for the year ended December 31, 2025, Grant Thornton LLP presented to and reviewed with the Audit Committee the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also discussed with Grant Thornton LLP its independence from the Company, including a review of audit fees (there being no non-audit fees), and has reviewed in that context the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our management and Grant Thornton LLP, the Audit Committee recommended to the Board that the December 31, 2025 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

John F. Schraudenbach, Chair
Charles A. Alutto
James B. Gattoni
Rohit Lal

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, we are asking our stockholders to ratify the Audit Committee’s selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. If the Company’s stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Grant Thornton LLP as our independent registered public accounting firm, if it is determined that it is in the Company’s best interests to do so. We expect that representatives of Grant Thornton LLP will attend the Annual Meeting and will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF Grant Thornton LLP AS the company’s INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Independent Registered Public Accounting Firm Fee Information

The following table sets forth the fees for professional services rendered by Grant Thornton LLP for 2025 and 2024:

	2025	2024
Audit fees(1)	$675,500	$834,700
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

(1)     Audit fees for 2025 were for professional services rendered in connection with: the integrated audits of our consolidated financial statements and comfort letters. Audit fees for 2024 were for professional services rendered in connection with: the integrated audits of our consolidated financial statements and comfort letters and consents issued in connection with the Company’s IPO.

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee pre-approved all of the services associated with the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee’s general pre-approval, the Audit Committee must review the service on a specific case-by-case basis and pre-approve it, if such service is to be provided by the independent registered public accounting firm. Annual audit services, engagement terms, and fees require specific pre-approval of the Audit Committee. Any proposed services exceeding the pre-approved fees also require specific pre-approval by the Audit Committee.

For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members.

PROPOSAL NO. 3: APPROVAL OF AMENDMENT OF THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENT

After careful consideration and upon the recommendation of our Nominating and Corporate Governance Committee, the Board unanimously voted to adopt and approve, and to recommend to our stockholders that they approve, an amendment (the “Supermajority Elimination Amendment”) to the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”), substantially in the form of Annex A, to remove the supermajority requirements in Articles VI and X and to replace them with a simple majority requirement.

Background

Article VI of the Company’s Charter currently requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of the capital stock of the Company entitled to vote in the election of directors, voting as one class, to adopt, amend or repeal the By-laws.

Article X of the Company’s Charter currently requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of the then outstanding voting stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to amend, alter, repeal or adopt any provisions inconsistent with Articles IV, V, IX and X of the Charter. Article IV of the Charter generally deals with directors, Article V of the Charter generally deals with exculpation and indemnification of directors and officers, Article IX provides for the exclusive jurisdiction of the Delaware Chancery Court for certain actions and Article X deals with the By-laws. A copy of the Charter is incorporated by reference as an exhibit to the Form 10-K.

Our Board is committed to best-in-class corporate governance and the Nominating and Corporate Governance Committee periodically considers and recommends to the Board governance improvements. As part of this effort, our Board has determined that amending the Charter in order to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter and that stockholders amend our By-laws are in the best interests of the Company and its stockholders.

In making this determination, our Board carefully considered the advantages and disadvantages of supermajority stockholder vote requirements. Supermajority stockholder vote requirements are intended to facilitate corporate governance stability by requiring broad stockholder consensus to effect certain changes. However, evolving corporate governance practices have come to view provisions such as those we propose to eliminate as conflicting with principles of good corporate governance — their elimination in a company’s organizational documents increases a board’s accountability to stockholders and provides stockholders with greater ability to participate in the governance of a company.

Our Board believes that adopting a majority standard in place of the supermajority stockholder vote currently required to amend certain provisions of the Charter and for stockholders to amend the By-laws balances the opportunity for stockholders to participate meaningfully in the governance of the Company with the desire to protect the interests of all stockholders from action that may be in the interest of only a small percentage of stockholders.

Accordingly, the Board has unanimously adopted and is submitting for stockholder approval amendments to our Charter that would eliminate the supermajority stockholder vote requirement for amending certain provisions of the Charter and for stockholders to amend the By-laws.

If stockholders approve the Supermajority Elimination Amendment, it will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which we anticipate doing promptly after receiving stockholder approval. The Board has also adopted an amendment to the amendment provisions of the By-laws that will become effective upon, and are subject to, stockholder approval of the Supermajority Elimination Amendment, which will conform the stockholder voting requirements in the By-laws with the changes made in the Supermajority Elimination Amendment. Following such actions, we will not have any supermajority voting standards remaining in our governing documents.

Text of the Proposed Supermajority Elimination Amendment

If approved by the Company’s stockholders, Articles VI and X of the Charter would be amended to read as follows (deletions are indicated by red strikethrough text and additions are indicated by blue, bold, and underlined text):

ARTICLE VI

In furtherance and not in limitation of the power conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws, without any action on the part of the stockholders, by the vote of at least a majority of the directors of the Corporation then in office. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or this Certificate of Incorporation, the Bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least a majority ~~sixty-six and two-thirds percent (66 2/3%)~~ of the voting power of the shares of the capital stock of the Corporation entitled to vote in the election of directors, voting as one class.

ARTICLE X

The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation; provided however, that notwithstanding any other provision of this Certificate of Incorporation or applicable law that might permit a lesser vote or no vote and in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Certificate of Incorporation, the affirmative vote of the holders of at least a majority ~~sixty-six and two-thirds percent (66 2/3%)~~ of the voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provisions inconsistent with this Article X or Articles IV, V and IX of this Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE AMENDMENT OF THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

SECURITY OWNERSHIP

Security Ownership of Management

The following table sets forth, as of March 16, 2026, the beneficial ownership of our common stock by our current directors, our NEOs and our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the common stock under the column “Shares Held.”

Name	Shares Held	RSUs Vesting Within 60 Days	Total Beneficial Ownership	Beneficial Ownership Percentages
Richard D. O’Dell	836,172	161,670	997,842	3.6%
Amy Rice	17,390	—	17,390	*
Brad Wright(1)	35,709	29,444	65,153	*
Charles A. Alutto	43,250	9,135	52,385	*
Douglas L. Col	34,125	9,135	43,260	*
Brenda R. Frank	8,448	9,135	17,583	*
James B. Gattoni	25,000	9,135	34,135	*
Rohit Lal	20,000	1,903	21,903	*
Steven F. Lux(2)	602,476	9,481	611,957	2.2
John F. Schraudenbach	15,000	9,135	24,135	*
John Skiadas(3)	2,061,463	—	2,061,463	7.4
All Directors and Executive Officers as a Group	3,699,033	248,173	3,947,206	14.2%

*        Denotes beneficial ownership of less than one percent. Beneficial ownership percentages are based on 27,808,191 shares of our common stock, outstanding as of March 16, 2026.

(1)     Includes 1,332 shares held through a UTMA for the benefit of Mr. Wright’s grandchildren and 933 shares held by Mr. Wright’s spouse.

(2)     Represents shares held by a limited liability company of which Mr. Lux is an investor.

(3)     Includes 1,729,029 shares held through a corporation of which Mr. Skiadas is a shareholder.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 16, 2026, all persons we know to be direct or indirect owners of more than 5% of our common stock, based on reports filed with the SEC by each of the firms listed in the table below.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class*
FMR LLC(1) 245 Summer Street Boston, MA 02210	3,458,204	12.4%
Boston Partners(2) One Beacon Street, 30th Floor Boston, MA 02108	2,150,279	7.7%
American Century Investment Management, Inc.(3) 4500 Main Street, 9th Floor Kansas City, MO 64111	1,795,883	6.5%
BlackRock, Inc.(4) 50 Hudson Yards New York, NY 10001	1,376,533	5.0%

*        Beneficial ownership percentages are based on 27,808,191 shares of our common stock, outstanding as of March 16, 2026.

(1)     Based on Schedule 13G filed by FMR LLC on June 10, 2024. FMR LLC reported sole voting power with respect to 3,458,204 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,458,204 shares and shared dispositive power with respect to 0 shares.

(2)     Based on Schedule 13G filed by Boston Partners on January 16, 2026. Boston Partners reported sole voting power with respect to 2,150,279 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,150,279 shares and shared dispositive power with respect to 0 shares.

(3)     Based on Schedule 13G filed by American Century Investment Management, Inc., American Century Companies, Inc. and Stowers Institute for Medical Research (together, the “ACIM Parties”) on August 14, 2025. The ACIM Parties reported sole voting power with respect to 1,740,860 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,795,883 shares and shared dispositive power with respect to 0 shares.

(4)     Based on Schedule 13G filed by BlackRock, Inc. on April 24, 2025. BlackRock, Inc. reported sole voting power with respect to 1,357,283 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,376,533 shares and shared dispositive power with respect to 0 shares.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Solicitation and Proposals

Why has this proxy statement been made available to me?

Our Board is soliciting proxies for use at our Annual Meeting to be held on May 6, 2026 and any adjournments or postponements of the meeting. The meeting will be held at 11:00 a.m. Eastern Time and will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting https://www.cstproxy.com/proficientautologistics/2026. Additionally, if you cannot attend virtually, you can listen telephonically by dialing 800-450-7155 Conference ID 0545096#.

What proposals will be voted on at the Annual Meeting?

	Description	Board Recommendation	Page Reference
Proposal 1	Election of eight (8) directors to hold office until the 2027 annual meeting and until their successors are duly elected and qualified or until their earlier resignation, removal, incapacity or death.	FOR each of the director nominees set forth in this Proxy Statement	3
Proposal 2	Ratification of the appointment of Grant Thornton LLP as Proficient’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	25
	Such other business, if any, as may lawfully be brought before the meeting.
Proposal 3	Approval of the amendment of the Company’s Third Amended and Restated Certificate of Incorporation.	FOR	26

What vote is required to approve each proposal?

Proposal 1: Election of Directors

Directors are elected by a majority of the votes cast with respect to a nominee at a meeting of the stockholders for the election of directors, at which a quorum is present, by the holders of stock entitled to vote in the election.

Shares present at the Annual Meeting that are not voted for a particular nominee, broker non-votes and shares present by proxy where the stockholder “withholds” authority to vote with respect to one or more nominees are not considered votes cast for purposes of Proposal 1, and therefore, will have no effect on the election of such nominees.

The Board recommends that you vote “FOR” each of the director nominees set forth in this Proxy Statement.

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026

The appointment of our independent registered public accounting firm will be ratified by the affirmative vote of the majority of the shares present in person (including virtually) or represented by proxy entitled to vote.

For purposes of Proposal 2, abstentions will have no effect on the results of the vote. Because the ratification of the independent registered public accounting firm is considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, may vote your shares without your instruction with respect to the ratification of the independent registered public accounting firm, unless you instruct them otherwise. If a bank, broker, trustee or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

The Board recommends that you vote “FOR” ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal 3: Approval of the amendment of the Company’s Third Amended and Restated Certificate of Incorporation

The affirmative vote of the holders of sixty-six and two-thirds (66 2/3%) of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to approve the amendment to the Third Amended and Restated Certificate of Incorporation.

Stockholders may vote “for” or “against” or “abstain” from voting. Abstentions and broker non-votes each will have the same effect as a vote against this proposal.

The Board recommends that you vote “FOR” approval of the amendment of the Company’s Third Amended and Restated Certificate of Incorporation.

We will appoint one or more inspectors of election to count votes cast in person (including virtually), electronically or by proxy.

Who will pay the costs of soliciting proxies for the Annual Meeting?

The Company will pay all the costs of soliciting proxies for the Annual Meeting. Our directors and employees may, without additional remuneration, also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, and other nominees for the expenses they incur in forwarding the proxy statement, annual report and proxy card (the “proxy materials”) to you.

Casting Your Vote

Who is entitled to vote?

Owners of our common stock at the close of business on the Record Date, March 10, 2026, are entitled to vote at the Annual Meeting and any adjournments and postponements thereof. On that date, we had 27,808,191 shares of our common stock outstanding and entitled to vote. Our common stock is our only outstanding class of stock.

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on March 10, 2026.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held directly in your own name and those owned beneficially through a bank, broker or other nominee.

Stockholder of Record

If, on the Record Date, your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust (“CST”), you are considered, with respect to those shares, the stockholder of record, and the proxy materials are being sent to you directly. As the stockholder of record, you have the right to grant your voting proxy directly or to vote during the Annual Meeting. You may grant your voting proxy in three ways: by mail using the enclosed proxy card, by telephone or by Internet. For information on how to vote by telephone or Internet, see the heading below “May I vote by telephone or via the Internet?” For information on how to vote during the Annual Meeting, see the heading below “How do I attend and vote during the virtual Annual Meeting?”

Beneficial Owner

If, on the Record Date, your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your bank, broker or other nominee that is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and are also invited to attend the virtual Annual Meeting.

However, because you are not the stockholder of record, you may only vote your shares during the Annual Meeting if your bank, broker or other nominee has provided a signed legal proxy giving you the right to vote those shares and you follow the other instructions described below under the heading “How do I attend and vote during the virtual Annual Meeting?” If your shares are held in street name and you would like to vote by telephone or by Internet, you will need to contact your bank, broker or other nominee for instructions.

How do I vote by proxy if I am a stockholder of record?

If you are a stockholder of record, you must properly submit your proxy card (by telephone, via the Internet or by mail) so that it is received by us before the Annual Meeting. The individuals named on your proxy card will vote your shares as you have directed. If you sign the proxy card (including electronic signatures in the case of Internet or telephonic voting) but do not make specific choices, your shares will be voted as recommended by the Board:

■    “FOR” the election of each director nominee proposed by the Board.

■    “FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

■    “FOR” the approval of the amendment of the Company’s Third Amended and Restated Certificate of Incorporation.

If any other matter is presented at the Annual Meeting, your proxy will be voted in accordance with the best judgment of the individuals named on the proxy card. As of the date of this proxy statement, we know of no other matters to be acted on at the Annual Meeting.

How do I give voting instructions if I am a beneficial owner?

If you are a beneficial owner of shares, you will receive instructions from your bank, broker or other nominee as to how to vote your shares. If you give instructions to your bank, broker or other nominee, the bank, broker or other nominee will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares with respect to “nonroutine” matters. The election of directors and the amendment to the Charter are both considered a “nonroutine” matter and, as such, brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to those matters, unless the broker has received instructions from the beneficial owner of the shares. If you do not provide instructions, your bank, broker or other nominee may vote your shares at their discretion for the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm, as this is considered a “routine” matter.

It is therefore important that you provide instructions to your broker if your shares are beneficially held by a broker so that your votes with respect to the election of directors are counted.

May I vote by telephone or via the Internet?

Yes. If you are a stockholder of record, you have a choice of voting by telephone using a toll-free telephone number, voting over the Internet, or voting by completing the enclosed proxy card and mailing it in the return envelope provided. To vote by telephone or via the Internet, follow the instructions provided on the proxy card. We encourage you to vote by telephone or over the Internet because your vote will be tabulated faster than if you mail it. If you vote by telephone or over the Internet, you may incur costs such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

If you are a beneficial owner and hold your shares in “street name”, you will need to contact your bank, broker or other nominee to determine whether you will be able to vote by telephone or electronically through the Internet.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. Voting by telephone, over the Internet or returning your proxy card by mail will not affect your right to attend the virtual Annual Meeting and vote.

May I revoke my proxy or my voting instructions?

Yes. If you change your mind after you vote, if you are a stockholder of record, you may revoke your proxy through the following procedures:

■    Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet;

■    Send a letter revoking your proxy to the Company’s Corporate Secretary at 12276 San Jose Blvd., Suite 426, Jacksonville, FL 32223; or

■    Attend the virtual Annual Meeting and vote during the meeting at https://www.cstproxy.com/proficientautologistics/2026.

If you are a beneficial owner and hold your shares in “street name”, you will need to contact your bank, broker or other nominee to determine how to revoke your voting instructions.

If you wish to revoke your proxy or voting instructions, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

How do I attend and vote during the virtual Annual Meeting?

You may attend the Annual Meeting and vote your shares at https://www.cstproxy.com/proficientautologistics/2026 during the meeting. You may log in to the meeting beginning at 10:45 a.m. Eastern Time on May 6, 2026, and the Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. Follow the instructions provided to vote. Additionally, if you cannot attend virtually, you can listen telephonically by dialing 800-450-7155 Conference ID 0545096#.

In order to enter the Annual Meeting, you will need the control number, which is included on your proxy card or voting instruction form if you are a stockholder of record of shares of our common stock or included with your voting instruction card and voting instructions received from your broker, bank or other agent, if you hold your shares of common stock in “street name.” Instructions on how to attend and participate are available at https://www.cstproxy.com/proficientautologistics/2026. We recommend that you log in a few minutes before 11:00 a.m. Eastern Time to ensure that you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may log in to https://www.cstproxy.com/proficientautologistics/2026, using your control number and by following the applicable instructions. The webcast will open 15 minutes before the start of the Annual Meeting.

Even if you plan to attend the virtual Annual Meeting, the Company recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely instructions?

If you sign (including electronic signatures in the case of Internet or telephonic voting) your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

If you sign (including electronic signatures in the case of Internet or telephonic voting) your broker voting instruction card with no further instructions, your shares will be voted in the broker’s discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described under “How do I give voting instructions if I am a beneficial owner?” your broker will have discretion to vote your shares on our sole routine matter, the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. Absent direction from you, your broker will not have discretion to vote on the election of directors or the approval of the amendment to the Charter, which are considered non-routine matters.

What is a broker non-vote?

A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner as to how to vote.

Broker “non-votes” will be counted toward the presence of a quorum as long as the broker votes on at least one proposal but will not be considered present and voting with respect to elections of directors or other matters to be voted upon at the Annual Meeting. Therefore, broker “non-votes” will have no direct effect on the outcome of the election of director nominees. Because the affirmative vote of the holders of sixty-six and two-thirds (66 2/3%) of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to approve the amendment to the Charter, broker non-votes will have the same effect as a vote against this proposal.

Where can I find the voting results?

We will report the voting results in a Form 8-K that we will file with the SEC within four business days after the Annual Meeting. You can find the Form 8-K at www.sec.gov or on our website at www.proficientautologistics.com.

The Meeting

Why are we holding the Annual Meeting virtually?

Our Board considered the appropriate format of our annual meeting of stockholders. Our Board believes that hosting a virtual annual meeting this year is in our best interest and the best interests of our stockholders. We believe that a virtual format provides greater accessibility and encourages attendance and participation by a broader group of stockholders, reduces the costs associated with an in-person meeting, and supports the health and well-being of our directors, management, stockholders and the community. Stockholders will be able to submit questions during the meeting using online tools, providing the opportunity for meaningful engagement with the Company, regardless of location.

How can I ask questions at the Annual Meeting?

In order to submit a question at the virtual Annual Meeting, you will need the control number, which is included on your proxy card or voting instruction form if you are a stockholder of record of shares of our common stock or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.”

You may log in 15 minutes before the start of the Annual Meeting and submit questions online. You will also be able to submit questions during the Annual Meeting. Questions may be submitted by selecting the messaging icon at the top of the screen and typing your message in the chat box once you are in the virtual Annual Meeting. Questions pertinent to meeting matters will be answered during our virtual Annual Meeting, subject to time constraints. A representative of the Company will read the questions aloud prior to responding.

What do I do if I have technical problems during the Annual Meeting?

Beginning at 10:45 a.m. Eastern Time and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with technical difficulties that they may have with accessing or hearing the virtual meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at https://www.cstproxy.com/proficientautologistics/2026.

What votes need to be present to hold the Annual Meeting?

To have a quorum for our Annual Meeting, the holders of a majority of our shares of common stock, outstanding as of March 10, 2026, must be present in person or represented by proxy at the Annual Meeting. The electronic presence of a stockholder at the virtual Annual Meeting is considered a stockholder present “in person” for purposes of determining a quorum. Abstentions, votes withheld for director nominees and broker non-votes (when accompanied by broker votes with respect to at least one matter at the meeting) will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.

Will the Company’s independent registered public accounting firm attend the Annual Meeting?

Representatives of Grant Thornton LLP will attend the virtual Annual Meeting and will have the opportunity to make a statement if they wish, and they will be available to respond to appropriate questions from stockholders.

Do directors attend the Annual Meeting?

Directors are encouraged to attend all meetings of stockholders called by the Company. All of our directors who were members of our Board at the time of the 2025 annual meeting attended the annual meeting.

Other Questions

Are proxy materials available on the Internet?

Yes. Our proxy statement for the Annual Meeting, form of proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) are available at www.proficientautologistics.com.

Whom should I call if I have any questions?

If you have any questions about how to attend the virtual Annual Meeting or about your ownership of the Company’s common stock, please contact Brad Wright, our Corporate Secretary, at 904-506-4317 or at investor.relations@proautologistics.com.

Other Matters

Delinquent Section 16(a) Reports

Our officers (as that term is defined under Section 16 of the Exchange Act), directors and 10% beneficial owners are subject to the reporting requirements of Section 16 of the Exchange Act. We believe that all such officers, directors and 10% beneficial owners complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal year 2025, except for the following, which were filed late due to administrative oversight: (i) one Form 4 was filed late for Mr. Lux reporting the grant of

RSUs and (ii) one Form 4 was filed late for Mr. Skiadas with respect to shares of the Company’s common stock that were previously subject to a holdback pursuant to the terms of the acquisition agreement entered into in connection with the Company’s 2024 acquisition of Delta, previously owned by Mr. Skiadas.

Other Matters for the Annual Meeting

We do not know of any matters that may be presented at the Annual Meeting other than those specifically set forth in the proxy materials. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

The Company has made available to you its 2025 Annual Report, which you may access at www.proficientautologistics.com. We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our 2025 Annual Report, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such report should be directed to the Company’s Corporate Secretary at 12276 San Jose Blvd., Suite 426, Jacksonville, Florida 32223.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our chief executive officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Stockholder Proposals for Inclusion in Proxy Statement

If you wish to submit a matter to be considered for inclusion in the proxy materials for the 2027 annual meeting, please send it to the Corporate Secretary, at 12276 San Jose Blvd., Suite 426, Jacksonville, Florida 32223. Proposed stockholder proposal agenda items must be received no later than 5:00 p.m. Eastern Time on December 11, 2026 and otherwise comply with the SEC requirements under Rule 14a-8 of the Exchange Act to be eligible for inclusion in the Company’s 2027 annual meeting proxy statement.

Other Proposals and Nominees

To submit a stockholder proposal that is not eligible for inclusion in the proxy materials for our next annual meeting, or to make a nomination for one or more directors at that annual meeting, a stockholder must give timely notice of the proposal or nomination in writing to our Corporate Secretary at our principal executive offices and comply with the other requirements set forth in our By-laws. To be timely, notice must be delivered to the Corporate Secretary at the address noted above between January 6 and February 5, 2027; provided, however, that, if the date of the annual meeting is more than 30 days before the anniversary date of the prior year’s annual meeting or more than 60 days after the anniversary of the previous year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of: (i) 90 days prior to the annual meeting and (ii) 10 days after the day we provide public disclosure of the meeting date. The notice must set forth, as to each proposed matter, the information required by our By-laws and any other information that is required to be provided by such stockholder, pursuant to the Exchange Act or applicable SEC rules.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders that intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 7, 2027.

The presiding officer of the meeting will not acknowledge any proposal or nomination not made in compliance with the foregoing procedures.

Annex A

CERTIFICATE OF AMENDMENT
OF
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
Proficient Auto Logistics, Inc.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Proficient Auto Logistics, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of the corporation is Proficient Auto Logistics, Inc. (the “Corporation”).

2. That the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 13, 2023, and the original name of the corporation was “AH Acquisition Corp.”. That the original Certificate of Incorporation was amended and restated as of June 30, 2023 (the “Amended and Restated Certificate of Incorporation”), the Amended and Restated Certificate of Incorporation was amended and restated as of October 18, 2023 (the “Second Amended and Restated Certificate of Incorporation”) and the Second Amended and Restated Certificate of Incorporation was amended and restated as of May 10, 2024 (the “Third Amended and Restated Certificate of Incorporation”).

3. That this Certificate of Amendment to Third Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) of the Corporation has been duly adopted by the Board of Directors (the “Board”) and Stockholders of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”) and by the written consent of its Stockholders in accordance with Section 228 of the DGCL.

RESOLVED, that the Third Amended and Restated Certificate of Incorporation of this Corporation be amended as follows:

1.     Article VI is hereby deleted in its entirety and replaced with the following:

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws, without any action on the part of the stockholders, by the vote of at least a majority of the directors of the Corporation then in office. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or this Certificate of Incorporation, the Bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least a majority ~~sixty-six and two-thirds percent (66 2/3%)~~ of the voting power of the shares of the capital stock of the Corporation entitled to vote in the election of directors, voting as one class.

2.     Article X is hereby deleted in its entirety and replaced with the following:

The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation; provided however, that notwithstanding any other provision of this Certificate of Incorporation or applicable law that might permit a lesser vote or no vote and in addition to any affirmative

Annex A-1

vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Certificate of Incorporation, the affirmative vote of the holders of at least a majority ~~sixty-six and two-thirds percent (66 2/3%)~~ of the voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provisions inconsistent with this Article X or Articles IV, V and IX of this Certificate of Incorporation.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this the day of             , 2026.

By:
Brad Wright
Title:	Chief Financial Officer

Annex A-2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail 2026 PROFICIENT AUTO LOGISTICS, INC. Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 5, 2026. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/ proficientautologistics/2026 PHONE (US ONLY) – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3. Please mark your votes like this 1. Election of Directors. (1) Richard D. O’Dell (2) Charles A. Alutto (3) Douglas L. Col (4) Brenda Frank (5) James B. Gattoni (6) Rohit Lal (7) Steve F. Lux (8) John F. Schraudenbach FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) 2. Ratification of the appointment of Grant Thornton LLP as Proficient’s independent registered public accounting firm for the fiscal year ending December 31, 2026. FOR AGAINST ABSTAIN 3. Approval of the amendment of the Company’s Third Amended and Restated Certificate of Incorporation. FOR AGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date ,2026 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2026 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 6, 2026 The 2026 Proxy Statement and the Annual Report on Form 10-K for the Year Ended December 31, 2025 are available at: https://www.cstproxy.com/proficientautologistics/2026 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROFICIENT AUTO LOGISTICS, INC. The undersigned appoints Richard D. O’Dell and Brad Wright, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of PROFICIENT AUTO LOGISTICS, INC. held of record by the undersigned at the close of business on March 10, 2026 at the Annual Meeting of Stockholders of PROFICIENT AUTO LOGISTICS, INC. to be held on May 6, 2026, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)